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                                                                  Exhibit (j)(2)


                          Consent of Independent Auditors





The Board of Trustees and Shareholders
USLICO Series Fund:


We consent to the use of our report dated February 8, 2002 on the statements of assets and liabilities, including the portfolios of investments, of USLICO Stock Portfolio, USLICO Money Market Portfolio, USLICO Bond Portfolio, and USLICO Asset Allocation Portfolio as of December 31, 2001, and the related statements of operations, statements of changes in net assets, and financial highlights for all periods beginning after December 31, 1999, incorporated by reference in Post-Effective Amendment No. 18, to Registration Statement (No. 33-20957) on Form N-1A under the Securities Act of 1933.

     We also consent to the reference to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" and "Experts" in the statement of additional information.



                                              /s/  KPMG LLP


Los Angeles, California
April 17, 2002